Exhibit 10.3
OMNITURE, INC.
JOHN R. PESTANA SEPARATION AGREEMENT
     THIS SEPARATION AGREEMENT (this “Agreement”) is made by and between Omniture, Inc. (the “Company”), and John R. Pestana (“Executive”).
     WHEREAS, Executive is employed by the Company as its Executive Vice President, Customer Success; and
     WHEREAS, Executive is resigning from his position as Executive Vice President, Customer Success effective November 15, 2007.
     NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Executive (collectively referred to as “the Parties”) hereby agree as follows:
     1. Termination of Employment. Executive hereby resigns his employment effective upon November 15, 2007 (the “Termination Date”). Except as required by COBRA and similar laws, Executive shall not be eligible to participate in the Company’s employee and fringe benefit plans following the Termination Date.
     2. Transition Period. Executive agrees that, during the period commencing with the signing of this Agreement by the Parties and ending on the Termination Date (the “Transition Period”), he will use his best efforts on a full-time basis to fulfill his duties and responsibilities as Executive Vice President, Customer Success. During the Transition Period, Executive’s duties shall include his regular duties as well as such assignments and responsibilities as are reasonably assigned to him by the Company’s Board of Directors or Chief Executive Officer.
     3. Severance/Retention Benefits.
          (a) Scheduled Termination. Executive is electing to terminate his employment with the Company voluntarily, and he acknowledges and agrees that this Agreement shall constitute notice of such termination for purposes of that certain employment agreement by and between Executive and the Company originally entered into as of April 21, 2004, and as amended and restated in its entirety effective June 7, 2006 (the “Employment Agreement”). Executive and the Company agree that Executive’s termination on the Termination Date (a “Scheduled Termination”) shall not constitute a Constructive Termination, a Termination without Cause or any other termination triggering severance benefits under the terms of the Employment Agreement. Following such Scheduled Termination, and subject to Executive executing a general release of all claims in the form attached hereto as Exhibit A, and subject to Executive timely electing COBRA continuation coverage under the Company’s group health, dental and/or vision plans, the Company shall reimburse Executive 100% of the cost of the COBRA premiums for Executive and his covered dependents for a period equal to the lesser of (i) 18 months following the Termination Date, or (ii) the date upon which Executive and his covered dependents become covered under substantially similar plans of a successor employer.

          (b) Early Termination. If, however, Executive’s employment with the Company terminates prior to the Termination Date, then, Executive’s severance benefits and obligations, if any, shall be governed by the terms of the Employment Agreement. Executive further agrees that his and the Company’s agreements hereunder and the Company’s reduction or restructuring of Executive’s authority and duties during the Transition Period shall not constitute grounds for either a Constructive Termination or a Termination Without Cause under the Employment Agreement. Otherwise, the provisions of the Employment Agreement remain in full force and effect.
     4. Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.
     5. At-Will Employment. Executive and the Company understand and acknowledge that Executive’s employment with the Company constitutes “at-will” employment. Subject to the Company’s obligation to provide severance benefits as specified herein, Executive and the Company acknowledge that this employment relationship may be terminated at any time, upon written notice to the other party, with or without good cause or for any or no cause, at the option either of the Company or Executive.
     6. Arbitration. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, including any potential claims of harassment, discrimination or wrongful termination shall be subject to binding arbitration, to the extent permitted by law, as specified in the Employment Agreement.
     7. No Representations. Executive represents that he has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.
     8. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.
     9. Entire Agreement. This Agreement, along with the Employment Agreement (as amended hereby), the Proprietary Rights Agreement (as defined in the Employment Agreement), the Executive’s equity compensation agreements and the Change of Control Agreement by and between Executive and the Company represent the entire agreement and understanding between the Company and Executive concerning Executive’s transition and termination arrangements with the Company.
     10. No Oral Modification. This Agreement may only be amended in writing signed by Executive and the Chief Executive Officer of the Company.
     11. Governing Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of Utah.
     12. Effective Date. This Agreement is effective immediately after it has been signed by both Parties.

     13. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.
     14. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties, with the full intent of releasing all claims. The Parties acknowledge that:
          (a) They have read this Agreement;
          (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;
          (c) They understand the terms and consequences of this Agreement and of the releases it contains;
          (d) They are fully aware of the legal and binding effect of this Agreement.
     IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Dated: March 28, 2007	/s/ Joshua G. James
Joshua G. James
Chief Executive Officer Omniture, Inc.

Dated: March 28, 2007	/s/ John R. Pestana
John R. Pestana, an individual

EXHIBIT A
OMNITURE, INC./JOHN R. PESTANA
RELEASE OF CLAIMS
     THIS RELEASE OF CLAIMS (this “Agreement”) is made by and between Omniture, Inc. (the “Company”), and John R. Pestana (“Employee”).
     WHEREAS, Employee has agreed to enter into a release of claims in favor of the Company upon certain events specified in the separation agreement by and between Company and Employee (the “Separation Agreement”).
     NOW THEREFORE, in consideration of the mutual promises made herein, the Parties hereby agree as follows:
     1. Termination. Employee’s employment from the Company was terminated effective on November 15, 2007.
     2. Confidential Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Employee Invention Assignment and Confidentiality Agreement previously entered into by Employee with the Company (the “Proprietary Rights Agreement”). Employee shall return all the Company property and confidential and proprietary information in his possession to the Company on the Effective Date of this Agreement.
     3. Payment of Salary. Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Employee.
     4. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company. Employee, on behalf of himself, and his respective heirs, family members, executors and assigns, hereby fully and forever releases the Company and its past, present and future officers, agents, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, parents, predecessor and successor corporations, and assigns, from, and agrees not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings concerning any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that he may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation,
          (a) any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

          (b) any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
          (c) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;
          (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act and all amendments to each such Act as well as the regulations issued thereunder;
          (e) any and all claims for violation of the federal, or any state, constitution;
          (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and
          (g) any and all claims for attorneys’ fees and costs.
Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released.
     5. Solicitation of Employees. I agree that for a period of 18 months immediately following the termination of my relationship with The Company for any or no reason, I shall not, directly or indirectly, (a) solicit, induce, recruit or encourage any of the Company’s employees to leave their employment or (b) attempt to solicit, induce, recruit or encourage, either for myself or for any other person or entity, any of the Company’s employees to leave their employment. During such 18-month period, I also will not solicit the services of any former employee of the Company whose service with the Company has ended within the prior 3 months.
     6. Non-Competition Covenants.
          (a) Omniture’s Business; Access to Confidential Information and Trade Secrets. The Company is in the business of web analytics and on-line marketing services. Employee recognizes that the Company’s business employs a unique and specialized method of marketing, selling, hosting, delivery, and distributing such products and services. Employee recognizes and acknowledges that he has, from time to time, come into possession of or had access to information which the Company deemed confidential information to its business operations and interests.
          (b) Covenant Against Competition. Employee agrees and covenants that he will not, for 18 months following the Effective Date, do or undertake, directly or indirectly, any of the following activities:
               (i) accept employment, as an agent, representative, consultant, member, partner or in any other capacity, with any Competitive Business in the Restricted Area;
               (i) operate, manage, or conduct a Competitive Business, either alone or in conjunction with any person or entity, whether as an owner, part-owner, affiliate, partner, agent, consultant, joint venturer, officer, director or in any other capacity in the Restricted Area;
               (ii) divert or otherwise take away, or interfere with any Customer of the Company so as to have a detrimental effect on the Company’s business with that Customer. The term “Customer” shall mean any company or business entity to which the Company sells or licenses products or services, or with whom Employee had contact, or for whom Employee performed services during his employment with the Company.
          (c) Competitive Business. The term “Competitive Business” refers to any activities that are competitive to the Company, including, but not limited to, any business or entity that markets, sells, hosts, delivers, or distributes web analytics products or other online business optimization software or services in the Restricted Area. Notwithstanding the foregoing restrictions, Employee is permitted to work for a data hosting or storage provider whose primary business is the hosting of third party products or services; provided that such hosting or data storage provider does not create, develop, or market web analytics products or other online business optimization software or services (for example, Employee may work for a data center provider).
          (d) Restricted Area. The Restricted Area as used in this Agreement shall mean any state, county, city or other recognized geographic area within the United States, any territory of the United States or any foreign country in which the Company is conducting or has conducted business at any time prior to Employee’s separation from employment with the Company.
          (e) Reasonableness of Restrictions. Employee represents and warrants to the Company that he has carefully read and considered the provisions of this Section 6, and agrees that the restrictions set forth, including without limitation the time period and geographical restrictions, are reasonable and restrict Employee’s right to compete only to the extent necessary to protect the valid and legitimate business interests of the Company. Employee further represents and warrants to the Company that he understands the legal and other consequences of entering into the covenants and agreements contained in this Section 6. If any restriction, including but not limited to any time or geographical restriction, contained in this Section 6 is deemed to be unenforceable by a court of competent jurisdiction, then Employee and the Company agree that such a court may modify and enforce such restrictions to the extent it believes to be reasonable under the circumstances existing at that time.

          (f) Injunction. In the event of a breach or threatened breach by Employee of the provisions of Section 6(b) above, the Company shall be entitled to an injunction restraining Employee from engaging in competitive activities prohibited by such paragraph. The parties hereto agree that a violation of such provisions will cause immediate and irreparable damage to the Company. Nothing contained herein shall prohibit the Company from also pursuing any other remedies available at law, and no action by the Company in pursuing any other remedies shall constitute an election to forego other remedies.
     7. No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.
     8. Application for Employment. Employee understands and agrees that, as a condition of this Agreement, he shall not be entitled to any employment with the Company, its subsidiaries, or any successor, and he hereby waives any right, or alleged right, of employment or re-employment with the Company.
     9. No Cooperation. Employee agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so.
     10. No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Company, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to the Employee or to any third party.
     11. Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.
     12. Arbitration. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, including any potential claims of harassment, discrimination or wrongful termination shall be subject to binding arbitration, to the extent permitted by law, as specified in the Separation Agreement.
     13. Authority. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement.

     14. No Representations. Employee represents that he has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.
     15. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.
     16. Entire Agreement. This Agreement, along with the Separation Agreement, the Proprietary Rights Agreement and Employee’s written equity compensation agreements with the Company, represents the entire agreement and understanding between the Company and Employee concerning Employee’s separation from the Company.
     17. No Oral Modification. This Agreement may only be amended in writing signed by Employee and the Chief Executive Officer of the Company.
     18. Governing Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of Utah.
     19. Effective Date. This Agreement is effective immediately after it has been signed by both Parties.
     20. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.
     21. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:
          (a) They have read this Agreement;
          (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;
          (c) They understand the terms and consequences of this Agreement and of the releases it contains;
          (d) They are fully aware of the legal and binding effect of this Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Dated: March ___, 2007

Joshua G. James
Chief Executive Officer
Omniture, Inc.

Dated: March ___, 2007

John R. Pestana, an individual